EXHIBIT 99.4

Worthington Steel Declares Quarterly Dividend

09/24/2025

COLUMBUS, OHIO--(BUSINESS WIRE)-- The board of directors of Worthington Steel, Inc. (NYSE: WS) has declared a quarterly dividend of $0.16 per common share. The dividend is payable on December 26, 2025, to shareholders of record at the close of business on December 12, 2025.

Worthington Steel will host a conference call to discuss its fiscal 2026 first quarter results at 8:30 a.m. ET on Thursday, September 25, 2025. A live webcast of the call will be available on the Investor Relations section of the Company’s website at www.WorthingtonSteel.com and will be archived for one year.

Live Conference Call Schedule
Date:	Thursday, September 25, 2025
Start Time:	8:30 a.m. ET
Conference ID:	5714141
Toll-Free Dial-In Number:	888.510.2553

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About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions is driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 6,000 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 37 facilities in seven states and 10 countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

Safe Harbor Statement

Worthington Steel wishes to take advantage of the safe harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act"). Statements by Worthington Steel which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks, uncertainties and impacts described from time to time in Worthington Steel’s filings with the Securities and Exchange Commission.

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